Exhibit 99.1

        Praxair Reports Record Fourth-Quarter EPS of 55 Cents
                    and Net Income of $181 Million

    DANBURY, Conn.--(BUSINESS WIRE)--Jan. 26, 2005--Praxair, Inc. (NYSE:PX) reported record net income of $181 million and diluted earnings per share of 55 cents for the fourth quarter of 2004, 17% higher than $155 million and 47 cents, respectively, in 2003. Net income grew due to sharply higher sales and operating profit, partially offset by a slightly higher effective tax rate compared to the year-ago quarter.
    Sales in the quarter were $1,786 million, 22% above $1,461 million in 2003. Operating profit grew 18% to $289 million from $244 million in 2003, and reflected an operating margin of 16.2%. Sales and operating profit were higher in every geographic region, with the strongest sales growth coming from global energy, metals, healthcare, and industrial manufacturing markets.
    For the full year 2004, Praxair reported net income of $697 million, and diluted earnings per share of $2.10, an increase of 19% over $585 million, and $1.77 reported a year ago. Full-year sales were $6,594 million, 17% higher than in 2003.
    Commenting on these results, Dennis H. Reilley, chairman and chief executive officer, said, "Our disciplined focus on profitable growth around the world continues to differentiate us from the competition."
    In North America, sales in the fourth quarter of $1,130 million were up 22% from $923 million in the year-ago quarter. Operating profit grew to $161 million. Growth was driven by higher sales to energy markets, including hydrogen for refining, and products and services for oil and gas production. Healthcare sales were higher due to solid organic growth and a homecare acquisition in July. Overall, gases volumes remained strong throughout the quarter, reflecting the robust manufacturing environment throughout 2004.
    In Europe, sales grew 23% to $234 million in the quarter. Excluding the effect of a stronger Euro, sales grew 14% from new business development and the purchase of an industrial gas business in Germany which closed in December. Operating profit grew 19% to $56 million, from $47 million in the year-ago quarter.
    In South America, sales of $236 million grew 26%, and 22% excluding currency effects. Sales reflected strong industrial growth in the export sectors of the economy, which resulted in higher volumes and higher pricing, as compared to 2003. Operating profit rose 37% to $41 million from $30 million in last year's quarter, and reflected a strong operating margin of 17.4%.
    Sales in Asia grew 22% to $134 million, from higher sales in China, India, and Korea to electronics and metals markets, and the contribution of new plant start-ups. Operating profit of $24 million was 26% higher than in the prior period.
    Praxair Surface Technologies' sales in the quarter were $116 million, 12% above the prior year. Operating profit was $7 million, comparable to the prior year period. Aviation repair markets continued to be difficult, though the coatings business for OEM aircraft engine parts has improved.
    Cash flow from operations in the quarter was $428 million, and capital expenditures were $243 million. Additionally, the company invested $667 million to acquire a German industrial gas business and spent $66 million on net common stock repurchases. Debt increased by $638 million, and the after-tax-return-on-capital* ratio was 12.7% at the end of the quarter.
    For 2005, Praxair expects sales and operating profit growth in the range of 11% to 15% versus 2004. Diluted earnings per share are expected to be in the range of $2.33 to $2.45. The average effective tax rate is expected to increase to about 26%. Full-year capital expenditures are expected to be in the range of $700 million to $750 million. This guidance excludes the effect on reported earnings of expensing stock options, expected to begin in the third quarter. Praxair estimates that this expense would reduce reported diluted earnings per share by about 2 cents per quarter.
    For the first quarter of 2005, Praxair expects fully diluted earnings per share to be in the range of 56 cents to 58 cents, an increase of 14% to 18% from the first quarter of 2004.
    Commenting on the business outlook, Reilley said, "We expect continued strong growth in 2005, bolstered by our growing hydrogen business, the consolidation and integration of the acquired business in Germany, a record pipeline of new contracts and projects under construction, and increased price realization. We believe that economic activity in North America, South America and Asia will continue to be strong, while growth in Europe is likely to slow somewhat from 2004.
    Yesterday we announced a 20% increase in the quarterly dividend, as testament to our continued confidence in our ability to grow earnings and cash flow," continued Reilley.
    Praxair is the largest industrial gases company in North and South America, and one of the largest worldwide, with 2004 sales of $6.6 billion. The company produces, sells and distributes atmospheric and process gases, and high-performance surface coatings. Praxair products, services and technologies bring productivity and environmental benefits to a wide variety of industries, including aerospace, chemicals, food and beverage, electronics, energy, healthcare, manufacturing, metals and others. More information on Praxair is available on the Internet at www.praxair.com.
    *Non- GAAP measure: See Quarterly Financial Summary and Appendix:
Non-GAAP Measures
    Attachments: Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information, Quarterly Financial Summary and
Appendix: Non-GAAP Measures
    A teleconference on Praxair's fourth-quarter results is being held this morning, January 26, at 9:00 am Eastern Time. The number is (617) 801-9712 -- Passcode: 88282290. The call also is available as a web cast at www.praxair.com/investors. Materials to be used in the teleconference are available on www.praxair.com/investors.

    The forward-looking statements contained in this announcement concerning demand for products and services, the expected macroeconomic environment, sales, margins, earnings growth rates, and other financial goals involve risks and uncertainties, and are subject to change based on various factors. These include the impact of changes in worldwide and national economies, the cost and availability of electric power, natural gas and other materials, development of operational efficiencies, changes in foreign currencies, changes in interest rates, the continued timely development and acceptance of new products and processes, the impact of competitive products and pricing, the impact of tax, accounting and other legislation, litigation, government regulation and the effectiveness and speed of integrating new acquisitions into the business.




                    PRAXAIR, INC. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF INCOME
                (Millions of dollars, except per share data)
                              (UNAUDITED)

                                         Quarter Ended    Year Ended
                                          December 31,   December 31,
                                    ----------------------------------
                                     2004(a,b)  2003  2004(a,b)  2003
                                    --------- -------  ------   ------

SALES                                $  1,786  $1,461  $6,594  $5,613
Cost of sales                           1,094     859   3,987   3,328
Selling, general and
 administrative                           240     198     869     766
Depreciation and amortization             154     135     578     517
Research and development                   20      21      77      75
Other income  (expense) - net              11      (4)     20      (5)
                                          ----   ----    ----    ----
OPERATING PROFIT                          289     244   1,103     922
Interest expense                           40      36     155     151
                                          ----   ----    ----    ----
INCOME BEFORE INCOME TAXES                249     208     948     771
Income taxes                               60      49     232     174
                                          ----   ----    ----    ----
                                          189     159     716     597
Minority interests                         (9)     (7)    (30)    (24)
Income from equity investments              1       3      11      12
                                          ----   ----    ----    ----
NET INCOME                               $181    $155    $697    $585
                                         =====   =====   ====   =====

PER SHARE DATA

Basic earnings per share             $   0.56   $0.47   $2.14   $1.79

Diluted earnings per share           $   0.55   $0.47   $2.10   $1.77

Cash dividends                       $   0.15   $0.14   $0.60   $0.46

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic shares outstanding (000's)      324,936 326,672 325,891 326,388
Diluted shares outstanding (000's)    330,851 331,966 331,403 330,991

(a)Consolidated 2004 sales for the quarter and year increased
   $28 million and $40 million, respectively, from the incremental contractual pass- through of higher on-site hydrogen raw material costs tied to natural gas prices, with no impact on operating profit compared to 2003.

(b)Consolidated 2004 sales for the quarter and year increased
   $39 million and $154 million, respectively, due to currency effects versus 2003.


                    PRAXAIR, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                         (Millions of dollars)
                              (UNAUDITED)

                                          December 31,   December 31,
                                             2004            2003
                                         --------------  -------------
ASSETS
Cash and cash equivalents                    $      25       $     50
Accounts receivable                              1,231            962
Inventories                                        328            302
Prepaid and other current assets                   160            135
                                         --------------  -------------
TOTAL CURRENT ASSETS                             1,744          1,449

Property, plant and equipment - net              5,946          5,252
Goodwill                                         1,551          1,075
Other intangibles                                   88             56
Other assets                                       549            473
                                         --------------  -------------
TOTAL ASSETS                                 $   9,878       $  8,305
                                         ==============  =============

LIABILITIES AND EQUITY
Accounts payable                             $     502       $    413
Short-term debt                                    454            133
Current portion of long-term debt                  195             22
Other current liabilities                          724            549
                                         --------------  -------------
TOTAL CURRENT LIABILITIES                        1,875          1,117

Long-term debt                                   2,876          2,661
Other long-term liabilities                      1,294          1,244
                                         --------------  -------------
TOTAL LIABILITIES                                6,045          5,022

Minority interests                                 225            195
Shareholders' equity                             3,608          3,088
                                         --------------  -------------
TOTAL LIABILITIES AND EQUITY                 $   9,878       $  8,305
                                         ==============  =============


                    PRAXAIR, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                        (Millions of dollars)
                             (UNAUDITED)


                                     Quarter Ended      Year Ended
                                     December 31,      December 31,
                                   ----------------- -----------------
                                      2004     2003     2004     2003
                                    -------  -------  -------  -------

OPERATIONS
  Net income                       $   181  $   155  $   697  $   585
  Depreciation and amortization        154      135      578      517
  Working capital                       34       20      (68)     (59)
  Long-term assets and liabilities
   and other                            59       77       36       94
                                    -------  -------  -------  -------
     Net cash provided by
      operating activities             428      387    1,243    1,137
                                    -------  -------  -------  -------

INVESTING
  Capital expenditures (a)            (243)    (199)    (668)    (983)
  Acquisitions (b)                    (676)     (31)    (929)     (73)
  Divestitures and asset sales           5        8       45       64
                                    -------  -------  -------  -------
     Net cash used for investing
      activities                      (914)    (222)  (1,552)    (992)
                                    -------  -------  -------  -------

FINANCING
  Debt increase (decrease) - net       598     (145)     666       43
  Issuance of common stock              58       75      212      246
  Purchases of common stock           (124)     (50)    (394)    (271)
  Cash dividends                       (49)     (44)    (195)    (149)
  Minority transactions and other        4        2       (8)      (5)
                                    -------  -------  -------  -------
     Net cash (used for) provided
      by financing activities          487     (162)     281     (136)

Effect of exchange rate changes on
 cash and cash equivalents               2        1        3        2
                                    -------  -------  -------  -------

Change in cash and cash
 equivalents                             3        4      (25)      11

Cash and cash equivalents,
 beginning-of-period                    22       46       50       39
                                    -------  -------  -------  -------

Cash and cash equivalents, end-of-
 period                            $    25  $    50  $    25  $    50
                                    =======  =======  =======  =======

(a)Capital expenditures for the 2003 year include the second quarter purchase of leased assets for $339 million.

(b)Acquisition activity for the 2004 full year and fourth quarter includes the acquisition of certain industrial gas assets and related businesses in Germany from Air Liquide S.A. for $667 million.


                    PRAXAIR, INC. AND SUBSIDIARIES
                         SEGMENT INFORMATION
                        (Millions of dollars)
                             (UNAUDITED)

                                         Quarter Ended    Year Ended
                                          December 31,    December 31,
                                       --------------- ---------------
                                         2004    2003    2004    2003
                                        ------  ------  ------  ------

   SALES
     North America (a)                 $1,130  $  923  $4,191  $3,627
     Europe (b)                           234     191     847     699
     South America (c)                    236     188     866     708
     Asia (d)                             134     110     487     389
     Surface Technologies (e)             116     104     447     400
     Elimination                          (64)    (55)   (244)   (210)
                                        ------  ------  ------  ------
          Total sales                  $1,786  $1,461  $6,594  $5,613
                                        ======  ======  ======  ======

   SEGMENT OPERATING PROFIT
     North America (a)                 $  161  $  141  $  623  $  548
     Europe                                56      47     214     170
     South America                         41      30     152     114
     Asia                                  24      19      80      64
     Surface Technologies                   7       7      34      26
                                        ------  ------  ------  ------
          Total operating profit       $  289  $  244  $1,103  $  922
                                        ======  ======  ======  ======


(a)North American 2004 sales for the quarter and year increased $28 million and $40 million, respectively, from the contractual pass-through of higher on-site hydrogen raw material costs tied to natural gas prices, with no impact on operating profit compared to 2003.
(b)European 2004 sales for the quarter and year include $20 million related to the acquisition of certain industrial gas assets and related businesses in Germany from Air Liquide S.A.. Sales for the quarter and year increased $17 million and $69 million, respectively, due to currency effects versus 2003
(c)South American 2004 sales for the quarter and year increased $6 million and $26 million, respectively, due to currency effects versus 2003.
(d)Asian 2004 sales for the year increased $9 million due to the consolidation of a joint venture in China, which is now controlled by Praxair. Sales for the quarter and year increased $2 million and $9 million, respectively, due to currency effects versus 2003.
(e)Surface Technologies 2004 sales for the quarter and year increased $5 million and $22 million, respectively, due to currency effects versus 2003.

                    PRAXAIR, INC. AND SUBSIDIARIES
                     QUARTERLY FINANCIAL SUMMARY
             (Millions of dollars, except per share data)
                             (UNAUDITED)

                                                  2004
                                  ------------------------------------
                                       Q4       Q3       Q2       Q1
FROM THE INCOME STATEMENT

Sales                             $  1,786 $  1,674 $  1,603 $  1,531
Cost of sales                        1,094    1,019      966      908
Selling, general and
 administrative                        240      218      207      204
Depreciation and amortization          154      145      140      139
Research and development                20       19       19       19
Other income (expenses) - net           11        7        3       (1)
                                  ------------------------------------
Operating profit                       289      280      274      260
Interest expense                        40       39       39       37
Income taxes                            60       61       55       56
Minority interests                      (9)      (6)      (9)      (6)
Income from equity investments           1        3        4        3
                                  ------------------------------------
Net income                        $    181 $    177 $    175 $    164
                                  ====================================

PER SHARE DATA (b)
Diluted earnings per share        $   0.55 $   0.53 $   0.53 $   0.49
Cash dividends per share          $   0.15 $   0.15 $   0.15 $   0.15
Diluted weighted average
 shares outstanding (000's)        330,851  331,919  330,897  331,573

FROM THE BALANCE SHEET

Total debt                        $  3,525 $  2,887 $  3,021 $  2,843
Total capital (c)                    7,358    6,462    6,405    6,177
Debt-to-capital ratio (c)             47.9%    44.7%    47.2%    46.0%

FROM THE STATEMENT OF CASH FLOWS

Cash flow from operations         $    428 $    382 $    252 $    181
                                  ------------------------------------
Capital expenditures, excluding
 purchase of leased assets             243      161      140      124
Purchase of leased assets                -        -        -        -
                                  ------------------------------------
 Total capital expenditures            243      161      140      124
Acquisitions                           676        5      248        -
Cash dividends                          49       49       48       49

OTHER INFORMATION

Number of employees                 27,020   26,579   26,568   25,281
After-tax return on capital
 (ROC) (c)                            12.7%    13.2%    13.5%    12.9%

SEGMENT DATA

SALES
-----
North America                     $  1,130 $  1,085 $  1,016 $    960
Europe                                 234      198      207      208
South America                          236      219      211      200
Asia                                   134      123      121      109
Surface Technologies                   116      109      111      111
Eliminations                           (64)     (60)     (63)     (57)
                                  ------------------------------------
    Total                         $  1,786 $  1,674 $  1,603 $  1,531
                                  ====================================
SEGMENT OPERATING PROFIT
------------------------
North America                     $    161 $    157 $    156 $    149
Europe                                  56       54       52       52
South America                           41       40       39       32
Asia                                    24       20       19       17
Surface Technologies                     7        9        8       10
                                  ------------------------------------
    Total                         $    289 $    280 $    274 $    260
                                  ====================================


                    PRAXAIR, INC. AND SUBSIDIARIES
                     QUARTERLY FINANCIAL SUMMARY
             (Millions of dollars, except per share data)
                             (UNAUDITED)

                                                  2003
                                   -----------------------------------
                                       Q4       Q3      Q2(a)     Q1
FROM THE INCOME STATEMENT

Sales                             $  1,461 $  1,414 $  1,401 $  1,337
Cost of sales                          859      832      833      804
Selling, general and
 administrative                        198      191      192      185
Depreciation and amortization          135      133      127      122
Research and development                21       18       19       17
Other income (expenses) - net           (4)       -       (7)       6
                                   -------- -------- -------- --------
Operating profit                       244      240      223      215
Interest expense                        36       38       35       42
Income taxes                            49       49       35       41
Minority interests                      (7)      (6)      (6)      (5)
Income from equity investments           3        3        3        3
                                   -------- -------- -------- --------
Net income                        $    155 $    150 $    150 $    130
                                   ======== ======== ======== ========

PER SHARE DATA (b)
Diluted earnings per share        $   0.47 $   0.45 $   0.45 $   0.39
Cash dividends per share          $   0.14 $   0.11 $   0.11 $   0.10
Diluted weighted average
 shares outstanding (000's)        331,966  330,990  330,850  329,270

FROM THE BALANCE SHEET

Total debt                        $  2,816 $  2,958 $  2,952 $  2,742
Total capital (c)                    6,099    6,013    6,000    5,379
Debt-to-capital ratio (c)             46.2%    49.2%    49.2%    51.0%

FROM THE STATEMENT OF CASH FLOWS

Cash flow from operations         $    387 $    303 $    276 $    171
                                   -------- -------- -------- --------
Capital expenditures, excluding
 purchase of leased assets             199      168      154      123
Purchase of leased assets                -        -      339        -
                                   -------- -------- -------- --------
 Total capital expenditures            199      168      493      123
Acquisitions                            31        3       25       14
Cash dividends                          44       35       35       35

OTHER INFORMATION

Number of employees                 25,438   25,361   24,996   24,730
After-tax return on capital (ROC)
 (c)                                  12.5%    12.3%    12.9%    12.6%

SEGMENT DATA

SALES
-----
North America                     $    923 $    918 $    893 $    893
Europe                                 191      168      175      165
South America                          188      187      185      148
Asia                                   110      103       92       84
Surface Technologies                   104       99       99       98
Eliminations                           (55)     (61)     (43)     (51)
                                   -------- -------- -------- --------
    Total                         $  1,461 $  1,414 $  1,401 $  1,337
                                   ======== ======== ======== ========
SEGMENT OPERATING PROFIT
------------------------
North America                     $    141 $    141 $    135 $    131
Europe                                  47       44       41       38
South America                           30       29       26       29
Asia                                    19       17       15       13
Surface Technologies                     7        9        6        4
                                   -------- -------- -------- --------
    Total                         $    244 $    240 $    223 $    215
                                   ======== ======== ======== ========

(a)The second quarter of 2003 includes a charge of $4 million net of tax impact from the recognition of currency hedge losses related to anticipated second half net income and a tax benefit of $10 million from the resolution of various tax matters for previous years.
(b)Per share data for 2003 has been adjusted where applicable to reflect the December 15, 2003 two-for-one stock split.
(c)Non-GAAP measure, see Appendix


                    PRAXAIR, INC. AND SUBSIDIARIES
                               APPENDIX
                           NON-GAAP MEASURES
                     (Dollar amounts in millions)
                              (UNAUDITED)

Definitions of the following non-GAAP measures may not be comparable to similar definitions used by other companies. Praxair believes that its debt-to-capital ratio is appropriate for measuring its financial leverage. The Company believes that its after-tax return on invested capital ratio is an appropriate measure for judging performance as it reflects the approximate after-tax profit earned as a percentage of investments by all parties in the business (debt, minority interest, preferred stock, and shareholders' equity).

                                           2004
                      ------------------------------------------------
                      Year(a,b)    Q4(a,b)    Q3(b)   Q2(b)    Q1(b)
TOTAL CAPITAL
-------------
Total debt         $   3,525     $ 3,525   $ 2,887  $ 3,021  $ 2,843
Minority
 interests               225         225       206      203      198
Preferred
 stock                     -          -         -         -        -
Shareholders'
equity                 3,608       3,608     3,369    3,181    3,136
                     --------    -------   --------  -------  -------
 Total Capital      $  7,358    $  7,358  $  6,462  $ 6,405  $ 6,177
                     ========    =======   ========  =======  =======
DEBT-TO-CAPITAL
 RATIO                  47.9%       47.9%     44.7%    47.2%    46.0%
--------------       ========    =======   ========   ======  =======


AFTER-TAX RETURN ON CAPITAL (ROC)
----------------------------------
Operating
 profit             $  1,103     $   289  $    280 $    274  $   260
Less: reported
 taxes                  (232)        (60)      (61)     (55)     (56)
Less: tax
 benefit on
 interest expense        (39)        (10)      (10)     (10)      (9)
Add: income
 from equity
 investments              11           1         3        4        3
                    --------    -------   --------  -------  -------
Net operating
 profit after-tax
(NOPAT)             $    843    $    220  $    212 $    213  $   198

Beginning
 capital               6,099    $  6,462  $  6,405 $  6,177  $ 6,099
Ending capital      $  7,358    $  7,358  $  6,462 $  6,405  $ 6,177
Average capital     $  6,729    $  6,910  $  6,434 $  6,291  $ 6,138

ROC %                   12.5%        3.2%       3.3%    3.4%     3.2%

ROC % (annualized)      12.5%       12.7%     13.2%    13.5%    12.9%
                     ========    =======   ========   ======  =======

                    PRAXAIR, INC. AND SUBSIDIARIES
                               APPENDIX
                           NON-GAAP MEASURES
                     (Dollar amounts in millions)
                              (UNAUDITED)

                                               2003
                      ------------------------------------------------
                      Year(b)     Q4(b)      Q3(b)     Q2(c)     Q1

TOTAL
CAPITAL
--------
Total debt          $  2,816    $  2,816  $  2,958  $ 2,952  $ 2,742
Minority
 interests               195         195       181      168      160
Preferred
 stock                     -          -         -        -        -
Shareholders'
 equity                3,088       3,088     2,874    2,880    2,477
                    --------    --------   -------   ------   ------
  Total Capital     $  6,099    $  6,099  $  6,013  $ 6,000  $ 5,379
                    ========   =========   =======   ======   ======
DEBT-TO-CAPITAL
 RATIO                  46.2%       46.2%     49.2%    49.2%    51.0%
                    ========   =========   =======   ======   ======

AFTER-TAX RETURN ON CAPITAL (ROC)
----------------------------------

Operating
 profit             $    922     $   244   $   240  $   223  $   215
Less: reported
 taxes                  (174)        (49)      (49)     (35)     (41)
Less: tax
 benefit on
 interest
 expense                 (36)         (9)       (9)      (8)     (10)
Add: income
 from equity
 investments              12           3         3        3        3
                    --------    --------   -------   ------   ------
Net operating
 profit after-tax
(NOPAT)             $    724     $   189   $   185  $   183  $   167

Beginning
 capital            $  5,252     $ 6,013   $ 6,000  $ 5,379  $ 5,252
Ending
 capital            $  6,099     $ 6,099   $ 6,013  $ 6,000  $ 5,379
Average
 capital            $  5,676     $ 6,056   $ 6,007  $ 5,690  $ 5,316

ROC %                   12.8%        3.1%      3.1%     3.2%     3.1%

 ROC %
 (annualized)           12.8%       12.5%     12.3%    12.9%    12.6%
                      ========   =========   =======   ======   =====

(a)ROC was reduced by 0.5% and 0.6% in the 2004 fourth quarter and full year, respectively, due to the December acquisition of the German assets and related businesses from Air Liquide S.A.

(b)ROC after the second quarter of 2003 was reduced by 0.8% on an annualized basis (0.4% for the full year) due to the additional debt from the purchase of leased assets in the second quarter of 2003.

(c)NOPAT for the second quarter of 2003 included a tax benefit of $10 million (0.7% ROC annualized) resulting from the resolution of tax matters from previous years, and a charge of $5 million pre-tax and $4 million after-tax (0.3% ROC annualized) from the recognition of currency hedge losses related to anticipated second half net income. ROC for the second quarter was reduced by 0.4% on an annualized basis due to the additional debt from the purchase of leased assets.



    CONTACT: Praxair, Inc.
             Media:
             Susan Szita Gore, 203-837-2311
             susan_szita-gore@praxair.com
             or
             Investors:
             Elizabeth Hirsch, 203-837-2354
             liz_hirsch@praxair.com